UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): November 9, 2004


                        Commission File Number 333-82700


                          Compass Minerals Group, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                              48-1135403
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification Number)


                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously disclosed, Compass Minerals Group, Inc. (the "Company") had a valuation allowance of $34.5 million against certain U.S. deferred tax assets at December 31, 2003. Statement of Financial Accounting Standards ("SFAS") No. 109 requires a valuation allowance against deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Since the Company believed it was more likely than not that it would not recover any of these deferred tax assets, a full valuation allowance in the amount of $34.5 million was also recorded at December 31, 2003.

The Company regularly evaluates the critical estimates and assumptions that are made in the preparation of its financial statements. During the third quarter of 2004, the Company determined that future reversals of existing taxable temporary differences (deferred tax liabilities) should have been considered as a possible source of taxable income when evaluating the need for a valuation allowance against deferred tax assets. Upon consideration of the reversal of these existing taxable temporary differences, the Company determined that it had overstated its deferred tax asset valuation allowance and thereby understated its deferred tax assets. As a result, the Company has recalculated the deferred income tax accounts and related valuation allowance at the end of each year from December 31, 1998 through December 31, 2003 and will be restating on Form 10-K/A the combined and consolidated financial statements and the accompanying notes to the combined and consolidated financial statements as applicable, for each of the three years in the period ended December 31, 2003 to reflect the adjustments in the deferred income tax accounts and related valuation allowance. These adjustments during the previous reporting periods had no impact on cash flows, operating earnings, income before income taxes or the Company's ability to realize the benefits from its deferred tax assets.

The Company is filing amendments to its 2003 Annual Report on Form 10-K to restate the 2003, 2002 and 2001 combined and consolidated financial statements, and its first and second quarter interim reports on Form 10-Q to restate the March 31, 2004 and 2003 and June 30, 2004 and 2003 consolidated financial statements, reflecting all necessary adjustments to its deferred income tax accounts, provision for income taxes and net income. Additionally, the Company will be restating its September 30, 2003 financial statements when it files its interim report on Form 10-Q for the third quarter of 2004. Accordingly, the previously issued financial statements and related auditors' reports should not be relied upon.

The decision to restate prior financial statements based on these matters was made by the Board of Directors of the Company, after discussion with PricewaterhouseCoopers LLP, its independent auditor for the years ended 2003 and 2002, and Ernst & Young LLP, its independent auditor for the year ended 2001.


Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired: Not applicable.

(b)  Pro Forma Financial Information: Not applicable.

(c)  Exhibits: Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMPASS MINERALS GROUP, INC.


Date: November 12, 2004                    /s/ Rodney L. Underdown
                                           -------------------------------------
                                           Rodney L. Underdown
                                           Chief Financial Officer